Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	M. Keith Waddell
Vice Chairman, President and
Chief Financial Officer
(650) 234-6000

ROBERT HALF INTERNATIONAL INC. REPORTS REVENUES AND EARNINGS FOR THE THIRD QUARTER OF 2010

MENLO PARK, California, October 20, 2010 — Robert Half International Inc. (NYSE symbol: RHI) today reported revenues and earnings for the third quarter ended September 30, 2010.

For the quarter ended September 30, 2010, net income was $20.6 million or $.14 per share, on revenues of $817.3 million. Net income for the prior year’s third quarter was $9.5 million or $.06 per share, on revenues of $725.9 million.

For the nine months ended September 30, 2010, net income was $41.3 million or $.27 per share, on revenues of $2.32 billion. For the nine months ended September 30, 2009, net income was $23.7 million or $.15 per share, on revenues of $2.30 billion.

“We were pleased to see broad-based increases in demand throughout our operations,” said Harold M. Messmer, Jr., chairman and CEO of Robert Half International. “Each of our staffing divisions and Protiviti reported both year-over-year and sequential revenue gains during the third quarter.”

Robert Half International management will conduct a conference call today at 5 p.m. EDT following the release. The dial-in number is 877-814-0475 (+1-706-643-9224 outside the United States). A taped recording of this call will be available for replay beginning at approximately 8 p.m. EDT today and ending at 8 p.m. EDT on October 27. The dial-in number for the replay is 800-642-1687 (+1-706-645-9291 outside the United States). To access the replay, enter conference ID# 15794099. The conference call also will be archived in audio format on the company’s website at www.rhi.com.

Founded in 1948, Robert Half International Inc., the world’s first and largest specialized staffing firm, is a recognized leader in professional consulting and staffing services, and is the parent company of Protiviti®, a global business consulting and internal audit firm composed of experts in risk, advisory and transaction services. The company’s specialized staffing divisions include Accountemps®, Robert Half® Finance & Accounting and Robert Half® Management Resources, for temporary, full-time and senior-level project professionals, respectively, in the fields of accounting and finance; OfficeTeam®, for highly skilled temporary administrative support personnel; Robert Half® Technology, for information technology professionals; Robert Half® Legal, for legal personnel; and The Creative Group®, for advertising, marketing and web design professionals.

Robert Half International has staffing and consulting operations in more than 400 locations worldwide.

Certain information contained in this press release may be deemed forward-looking statements regarding events and financial trends that may affect the company’s future operating results or financial positions. These statements may be identified by words such as “estimate”, “forecast”, “project”, “plan”, “intend”, “believe”, “expect”, “anticipate”, or variations or negatives thereof, or by similar or comparable words or phrases. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the statements.

These risks and uncertainties include, but are not limited to, the following: the global financial and economic situation; changes in levels of unemployment and other economic conditions in the United States or foreign countries where the company does business, or in particular regions or industries; reduction in the supply of candidates for temporary employment or the company’s ability to attract candidates; the entry of new competitors into the marketplace or expansion by existing competitors; the ability of the company to maintain existing client relationships and attract new clients in the context of changing economic or competitive conditions; the impact of competitive pressures, including any change in the demand for the company’s services, on the company’s ability to maintain its margins; the possibility of the company incurring liability for its activities, including the activities of its temporary employees, or for events impacting its temporary employees on clients’ premises; the possibility that adverse publicity could impact the company’s ability to attract and retain clients and candidates; the success of the company in attracting, training, and retaining qualified management personnel and other staff employees; the company’s ability to comply with governmental regulations affecting personnel services businesses in particular or employer/employee relationships in general; whether there will be ongoing demand for Sarbanes-Oxley or other regulatory compliance services; the company’s reliance on short-term contracts for a significant percentage of its business; litigation relating to prior or current transactions or activities, including litigation that may be disclosed from time to time in the company’s SEC filings; the ability of the company to manage its international operations and comply with foreign laws and regulations; the impact of fluctuations in foreign currency exchange rates; the possibility that the additional costs the company will incur as a result of health care reform legislation may adversely affect the company’s profit margins or the demand for the company’s services; the possibility that the company’s computer and communications hardware and software systems could be damaged or their service interrupted; and the possibility that the company may fail to maintain adequate financial and management controls and as a result suffer errors in its financial reporting.

Additionally, with respect to Protiviti, other risks and uncertainties include the fact that future success will depend on its ability to retain employees and attract clients; there can be no assurance that there will be ongoing demand for Sarbanes-Oxley or other regulatory compliance services; failure to produce projected revenues could adversely affect financial results; and there is the possibility of involvement in litigation relating to prior or current transactions or activities.

Because long-term contracts are not a significant part of the company’s business, future results cannot be reliably predicted by considering past trends or extrapolating past results. The company undertakes no obligation to update information contained in this release.

A copy of this release is available at www.rhi.com.

ATTACHED:	Summary of Operations

Supplemental Financial Information

ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES

SUMMARY OF OPERATIONS

(in thousands, except per share amounts)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
	(Unaudited)		(Unaudited)
Net service revenues	$817,258	$725,912	$2,323,521	$2,299,124
Direct costs of services	508,118	459,501	1,456,395	1,473,928

Gross margin	309,140	266,411	867,126	825,196

Selling, general and administrative expenses	271,978	248,870	795,165	780,927
Amortization of intangible assets	46	281	362	1,179
Interest income	(153)	(159)	(321)	(1,234)

Income before income taxes	37,269	17,419	71,920	44,324
Provision for income taxes	16,645	7,888	30,641	20,589

Net income	$20,624	$9,531	$41,279	$23,735

Net income available to common stockholders	$20,099	$8,988	$39,430	$22,098

Diluted net income per share	$.14	$.06	$.27	$.15

Shares:
Basic	142,230	146,227	143,182	146,514
Diluted	143,000	147,123	144,327	147,101

ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(in thousands)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
	(Unaudited)		(Unaudited)
REVENUES:
Accountemps	$312,361	$286,772	$895,986	$927,025
OfficeTeam	163,358	134,361	455,212	415,462
Robert Half Technology	87,302	74,567	244,221	233,591
Robert Half Management Resources	98,157	90,271	284,242	298,811
Robert Half Finance & Accounting	57,177	42,955	161,949	136,422
Protiviti	98,903	96,986	281,911	287,813

Total	$817,258	$725,912	$2,323,521	$2,299,124

GROSS MARGIN:
Temporary and consultant staffing	$225,304	$196,496	$637,801	$636,504
Permanent placement staffing	57,153	42,906	161,858	136,267
Risk consulting and internal audit services	26,683	27,009	67,467	52,425

Total	$309,140	$266,411	$867,126	$825,196

OPERATING INCOME:
Temporary and consultant staffing	$31,957	$17,264	$72,473	$82,309
Permanent placement staffing	5,092	(781)	13,748	(6,979)
Risk consulting and internal audit services	113	1,058	(14,260)	(31,061)

Total	$37,162	$17,541	$71,961	$44,269

SELECTED CASH FLOW INFORMATION:
Amortization of intangible assets	$46	$281	$362	$1,179
Depreciation expense	$13,460	$15,458	$42,370	$48,246
Capital expenditures	$7,637	$6,852	$22,049	$31,000
Open market repurchases of common stock (shares)	475	1,204	2,961	2,720

ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(in thousands)

	September 30,
	2010	2009
	(Unaudited)
SELECTED BALANCE SHEET INFORMATION:
Cash and cash equivalents	$311,056	$407,641
Accounts receivable, less allowances	$427,770	$364,533
Total assets	$1,284,232	$1,326,244
Current liabilities	$404,720	$362,098
Notes payable and other indebtedness, less current portion	$1,688	$1,808
Total stockholders’ equity	$850,338	$947,998

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